FOR IMMEDIATE RELEASE
TELEPHONE: (609) 561-9000
INVESTOR RELATIONS CONTACT: STEPHEN H. CLARK x4260
MEDIA CONTACT: JOANNE BRIGANDI x4240
OCTOBER 3, 2003


South Jersey Gas Calls for Redemption of its SJG Capital Trust 8.35% Preferred Securities

[Folsom, NJ] South Jersey Gas Company, the primary subsidiary of South Jersey Industries [NYSE:SJI], announced today that it has called for redemption of its 8.35% Deferrable Interest Subordinated Debentures issued to its subsidiary, SJG Capital Trust. The redemption will be effective on November 5, 2003. SJG Capital Trust will redeem all of its 8.35% Preferred Securities [NYSE:SJI.T] also on November 5, 2003, at a redemption price of $25 per preferred security plus accrued interest in accordance with the terms of the preferred securities.

         The redeemed preferred securities will no longer be deemed outstanding on and after the November 5, 2003 redemption date, and all rights with respect thereto will cease, except the rights of the holders thereof to receive the redemption price.

South Jersey Industries (NYSE:SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, LLC and Marina Energy LLC. Visit WWW.SJINDUSTRIES.COM for more information about SJI and its subsidiaries.

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